Exhibit 10.73

NEITHER THIS NOTE NOR ANY SECURITIES THAT MAY BE ISSUED UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS.  THIS NOTE AND ANY SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS SO REGISTERED AND QUALIFIED UNDER ALL APPLICABLE SECURITIES LAWS, OR UNLESS SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

AMENDED AND RESTATED CONVERTIBLE SECURED PROMISSORY NOTE

$__________	March 6, 2009

FOR VALUE RECEIVED, the undersigned, SARcode Corporation, a Delaware corporation (the “Company”), hereby promises to pay to Sunesis Pharmaceuticals, Inc., a Delaware corporation, or its assigns (“Sunesis” and, together with the Company, each a “Party”), prior to or on the Maturity Date (defined below), subject to acceleration or conversion as set forth herein, the aggregate principal amount of [PRINCIPAL AMOUNT OF ORIGINAL NOTE] DOLLARS ($[PRINCIPAL AMOUNT OF ORIGINAL NOTE]) (the “Principal Amount”), together with interest on the Principal Amount from [DATE OF ORIGINAL NOTE] (the “Loan Date”) through and including the date on which such Principal Amount is paid in full at an annual rate equal to Five Percent (5.0%), compounded annually.

This Amended and Restated Convertible Secured Promissory Note (the “Note”) supersedes and replaces in its entirety that certain Convertible Secured Promissory Note in the principal amount of [PRINCIPAL AMOUNT OF ORIGINAL NOTE] dated as of the Loan Date by and between the Company and Sunesis (the “Original Note”).  This Note is one of three Amended and Restated Convertible Secured Promissory Notes (collectively, the “Notes”) that supersede and replace three Convertible Secured Promissory Notes (including the Original Note) originally issued to Sunesis by the Company pursuant to that certain License Agreement dated March 30, 2006, by and between the Company and Sunesis.

1.           Defined Terms.  For purposes of this Note, the terms listed below shall have the respective meanings set forth below:

1.1           “Affiliate” of a party shall mean any person, corporation, joint venture or other business entity which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such party, as the case may be.  As used in this Section 1.1, "control" shall mean: (a) to possess, directly or indirectly, the power to affirmatively direct the management and policies of such person, corporation, joint venture or other business entity, whether through ownership of voting securities or by contract relating to voting rights or corporate governance; or (b) direct or indirect beneficial ownership of fifty percent (50%) or more of the voting share capital in such person, corporation, joint venture or other business entity.

1.2           “Assignment Agreement” means the Intellectual Property Assignment and License Termination Agreement, dated March 6, 2009, by and between the Company and Sunesis.

1.3           “business day” means any day other than Saturday, Sunday or a legal holiday that banks located in San Francisco, California are not open for business.

1.4           “Disposition of the Collateral” means a sale of, exclusive license under, or other disposition of all or substantially all of the Company’s assets comprising the Collateral in a single or related series of transactions.

1.5           “LFA-1 Compound” shall have the meaning set forth in the Assignment Agreement.

1.6           “Liquidity Event” shall have the meaning specified in Section 3.1(c) hereof.

1.7           “Material Adverse Effect” means any change or effect that, when taken individually or together with all other changes or effects, materially adversely affects the business, results of operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole.

1.8           “Maturity Date” means the five (5)-year anniversary of the Loan Date.

1.9           “Patent” shall have the meaning set forth in the Assignment Agreement.

1.10           “Private Placement” means a venture capital, institutional or other non-insider led equity financing primarily for the purpose of raising capital for the account of the Company in which shares of the Company’s preferred stock are issued and in which either (i) at least one investor who was not a stockholder of the Company prior to such issuance invests at least One Million Dollars ($1,000,000) or (ii) the participating investors invest at least an aggregate of Three Million Dollars ($3,000,000).

1.11           “Private Placement Stock” means (i) in connection with a conversion under Section 3.1(a)(y)(i) hereof, the Company’s Series A Preferred Stock, or (ii) in connection with a conversion under 3.1(a)(y)(ii) hereof, the preferred stock of the Company issued in connection with its most recent Private Placement.

1.12           “Product” means any pharmaceutical preparation which incorporates an LFA-1 Compound as an active ingredient.

1.13           “Public Offering” means the initial firm commitment underwritten public offering of the Company’s common stock pursuant to a registration statement filed by the Company under the Securities Act.

1.14           “Sale of the Company” means a sale of the Company in a single or related series of transactions, whether (i) by merger, consolidation, sale of stock, sale of assets or other transaction (not including a Private Placement or Public Offering) in which, in each case, the holders of the Company’s voting securities outstanding immediately prior to the consummation of the transaction or transactions own securities with less than a majority of the voting power of the Company or a successor immediately after the transaction, or (ii) by sale or exclusive license of all or substantially all of the Company’s assets, or otherwise.

1.15           “Securities Act” means the United States Securities Act of 1933, as amended.

1.16           “Sunesis LFA-1 Know-How” shall have the meaning set forth in the Assignment Agreement.

1.17           “Sunesis LFA-1 Patents” means the Patents identified on Schedule A attached hereto, together with all additions, divisions, continuations, continuations-in-part, substitutions, reissues, re-examinations, extensions, registrations, patent term extensions, supplemental protection certificates, renewals, and the like with respect to any of the foregoing.

2.           Payment.  Payment of interest and principal hereunder shall be made at the business address of the holder hereof.  If the payments to be made by the Company shall be stated to be due on a date which is not a business day, such payment may be made on the next succeeding business day, and the interest payment on each such date shall include the amount thereof which shall accrue during the period of such extension of time.  All computations of interest payable under this Note shall be made on the basis of the actual number of calendar days elapsed.  All payments hereunder shall be applied first to any unpaid accrued interest, second to payment of all, if any, other amounts except principal due under or in respect of this Note, and third to repayment of the unpaid Principal Amount.

3.           Conversion.  This Note shall be convertible as follows:

3.1           Conversion into Stock.

(a)           At the election of Sunesis by written notice (the “Conversion Notice”) given to the Company (the “Conversion Notice”), this Note shall be converted into that number of shares of Private Placement Stock (the “Conversion Shares”) as shall be equal to the quotient of (x) the sum of the then-outstanding Principal Amount, plus interest accrued up to September 3, 2008 and (y) at the option of Sunesis, either (i) $0.6105 or (ii) the lowest price per share paid by investors for a share of Private Placement Stock in the most recent Private Placement completed prior to such conversion (the “Conversion Price”).  In the Conversion Notice, Sunesis shall specify the class and series of authorized stock that shall be issued pursuant to the preceding sentence in connection with the conversion of this Note.  In connection with a conversion of this Note pursuant to this Section 3.1, Sunesis will be treated for all purposes (including, without limitation, warrant coverage and rights and obligations of third party investors under any investor rights agreement, registration rights agreement, right of first refusal agreement and/or voting agreement) on the same terms as third party investors participating, or that participated, in the most recent Private Placement completed prior to, or in connection with, as applicable, such conversion.  The Company shall provide Sunesis with no less than 30 days’ prior written notice of any Private Placement (the “Private Placement Notice”), which Private Placement Notice shall be accompanied by drafts (as they then exist) of all documents intended to be executed in connection therewith.  If Sunesis does not within twenty (20) days of its receipt of the Private Placement Notice deliver to the Company a Conversion Notice indicating its intention to convert this Note prior to the Private Placement, this Note will cease to be convertible until thirty (30) days following closing of the Private Placement or sixty (60) days after the date of the Private Placement Notice, whichever is earlier, provided that the Company shall not be entitled to make any prepayment of principal or interest pursuant to Section 4 hereunder during any period where Sunesis is not entitled to convert this Note.

(b)           No fractional shares shall be issued upon conversion of this Note.  In lieu of Company issuing any fractional shares to Sunesis upon the conversion of this Note, Company shall pay to Sunesis an amount equal to the product obtained by multiplying the Conversion Price by the fraction of a share not issued pursuant to the previous sentence.

(c)           Company shall give Sunesis not less than thirty (30) days’ prior written notice of the closing of (i) a Liquidity Event or (ii) a Disposition of the Collateral.  A “Liquidity Event” shall be (a) any Sale of the Company, or (b) the closing of a firmly underwritten public offering pursuant to a registration statement filed by Company under the Securities Act.

3.2           Manner of Conversion.  Upon delivery of the Conversion Notice, whether or not Sunesis has previously surrendered this Note in accordance with the following sentence, Sunesis shall cease to have any rights pursuant to this Note, but shall have all of the rights granted to it as a holder of the Conversion Shares into which this Note is converted, including, without limitation, any such rights holders of Conversion Shares may have upon liquidation, dissolution, change of control or initial public offering of the Company or a Sale of the Company.  To receive a certificate representing the Conversion Shares into which this Note converts, Sunesis shall surrender this Note to the Company.  As soon as practicable after the surrender of this Note, the Company shall issue and deliver to Sunesis a certificate for the number of whole shares issuable upon conversion of this Note.  Upon conversion of the Principal Amount (and accrued but unpaid interest, to the extent described in Section 3.1(a)(x) above) into Conversion Shares as provided herein, the provisions of this Note relating to the obligation of the Company to pay principal and interest to Sunesis, set forth above, shall be null and void and no payment of principal and interest shall be owed or paid by the Company to Sunesis pursuant to this Note.

3.3           Conversion Price Adjustments.  Upon any conversion of this Note, the following adjustments shall be made:

(a)           Adjustments for Stock Splits and Subdivisions.  In the event Company should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Private Placement Stock or the determination of holders of Private Placement Stock entitled to receive a dividend or other distribution payable in additional shares of Private Placement Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Private Placement Stock (hereinafter referred to as “Private Placement Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Private Placement Stock or the Private Placement Stock Equivalents (including the additional shares of Private Placement Stock issuable upon conversion or exercise thereof), then the Conversion Price of this Note shall be appropriately decreased so that the number of shares of Private Placement Stock issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares, provided that no adjustment shall be required pursuant to this Section 3.3(a) if the split, subdivision, stock dividend, or stock distribution triggering such adjustment was rescinded or terminated after the fixing of a record date or the determination of holders entitled to receipt thereof and prior to any conversion of this Note.

(b)           Adjustments for Reverse Stock Splits.  If the number of shares of Private Placement Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Private Placement Stock, then the Conversion Price for this Note shall be appropriately increased so that the number of shares of Private Placement Stock issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares.

(c)           Conversion or Redemption of Private Placement Stock.  Should all of Company’s outstanding preferred stock representing Private Placement Stock be at any time prior to conversion of this Note, redeemed or converted into shares of Company’s common stock in accordance with the Company’s certificate of incorporation then in effect, then this Note shall be convertible into that number of shares of Company’s common stock equal to the number of shares of the common stock that would have been received if this Note had been converted in full and the Private Placement Stock received thereupon had been simultaneously converted immediately prior to such event; provided, however, that if the Company subsequently completes a Private Placement this Note shall be convertible, at the option of Sunesis, into shares of common stock or Private Placement Stock in accordance with the provisions of Section 3.

(d)           Notices of Record Date, etc.  In the event of:

(i)           Any taking by Company of a record of the holders of any class of securities of Company for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

(ii)           Any capital reorganization of Company, any reclassification or recapitalization of the capital stock of Company or any transfer of all or substantially all of the assets of Company to any other Person or any consolidation or merger involving Company; or

(iii)           Any voluntary or involuntary dissolution, liquidation or winding-up of Company;

Company will mail to Sunesis at least thirty (30) days prior to the earliest date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of such dividend, distribution or right; and (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon and providing a copy of all related documentation.

4.           Prepayments of Principal or Interest.  Upon ten (10) business days’ prior written notice to Sunesis and except as set forth in the last sentence of Section 3.1(a), the Company may prepay or accelerate the maturity of the interest or Principal Amount of this Note voluntarily at any time prior to the earlier of (x) the Maturity Date and (y) the date, if any, on which this Note is converted into Conversion Shares.

5.           Acceleration.  At the election of Sunesis, the entire unpaid portion of the Principal Amount and accrued interest represented by this Note will become due and payable upon written notice of acceleration given by Sunesis to the Company immediately prior to or following any of the following (each, an “Event of Default”):  (a) a liquidation or dissolution of the Company, or any other termination or winding-up of its existence or business, (b) a Sale of the Company, (c) a Disposition of the Collateral, (d) appointment of any receiver for the Company or its assets, (e) assignment by the Company for the benefit of its creditors, (f) institution by the Company of insolvency, receivership or bankruptcy proceedings or if any such proceeding shall be filed or shall be commenced against the Company by a third party and the Company shall indicate its approval thereof, consent thereto or acquiescence therein or such proceeding shall not have been dismissed within sixty (60) days following the filing thereof, or (g) material breach by the Company of this Note that is not cured within ten (10) business days’ written notice thereof from Sunesis.

6.           Representations and Warranties of the Company.  The Company hereby represents and warrants to Sunesis as follows:

6.1           Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted.  Each of the Company’s subsidiaries, if any, is duly organized and validly existing and in good standing under the laws of its state of incorporation.  The Company and each of its subsidiaries, if any, is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on the Company and its subsidiaries, if any, taken as a whole.  The Company and its subsidiaries, if any, have all requisite corporate power and authority to own and operate their respective properties and assets, the Company has all requisite corporate power and authority to issue this Note and the Conversion Shares, and to perform its obligations under, and carry out the provisions of, this Note.

6.2           Authorization; Binding Obligations; Governmental Consents.

(a)           All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and issuance of this Note, and the performance of all obligations of the Company hereunder, have been taken prior to the date hereof.  This Note is a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b)           No consent, approval, permit, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the execution and issuance of this Note.

6.3           Compliance with Other Instruments.  The Company is not in violation or default of any provision of its certificate of incorporation or bylaws, or of any mortgage, indenture, contract, agreement, instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to the best of Company’s knowledge, of any provision of any federal or state statute, rule or regulation applicable to the  Company, which violation or default could reasonably have a Material Adverse Effect.  The issuance of this Note and the Conversion Shares will not result in any such violation or be in conflict with or constitute, with or without the passage of time or giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or material contract, or result in the creation of any mortgage, pledge, lien, charge or encumbrance upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any permit, license, authorization, or approval applicable to the business, or operations or any of the assets or properties the Company.

6.4           Valid Issuance.  The Conversion Shares to be issued, sold and delivered upon conversion of this Note, in accordance with the terms hereof and for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable.  Any shares of common stock issuable upon conversion of such Conversion Shares, in accordance with the terms of thereof, will be duly and validly issued, fully paid and nonassessable.

7.           Representations and Warranties of Sunesis.  Sunesis hereby represents and warrants to the Company as follows:

7.1           Organization.  Sunesis is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted.  Sunesis has all requisite corporate power and authority to perform its obligations under, and carry out the provisions of, this Note.

7.2           Authorization; Binding Obligations; Governmental Consents.

(a)           All corporate action on the part of Sunesis, its officers, directors and stockholders necessary for the performance of all obligations of Sunesis hereunder, have been taken prior to the date hereof.  This Note is a valid and legally binding obligation of Sunesis, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b)           No consent, approval, permit, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of Sunesis is required in connection with the execution and issuance of this Note.

7.3           Investment Representations.  Sunesis has been advised that the Note and the underlying securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available.  Sunesis is aware that the Company is under no obligation to effect any such registration with respect to the Note or the underlying securities or to file for or comply with any exemption from registration.  Sunesis has not been formed solely for the purpose of making this investment.  Sunesis has such knowledge and experience in financial and business matters that Sunesis is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time.  Sunesis hereby represents and warrants as follows:

(a)           Acquisition for Own Account.  Sunesis is acquiring this Note and the Conversion Shares for its own account for investment only, and not with a view toward their distribution.

(b)           Accredited Investor.  Sunesis represents that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(c)           Residence.  The office of Sunesis in which its investment decision was made is located at the address of Sunesis set forth in Section 15.

8.           Affirmative Covenants.  Unless Sunesis shall otherwise agree in writing, the Company covenants and agrees that, so long as this Note is outstanding:

8.1           Notices.

(a)           Defaults.  The Company will, promptly upon becoming aware thereof, notify Sunesis in writing of any Event of Default, together with a reasonably detailed description thereof, and the actions the Company proposes to take with respect thereto.

(b)           Notice of Litigation.  The Company will give notice to Sunesis in writing within ten (10) business days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Company or to which the Company is or becomes a party that could reasonably have a Material Adverse Effect.

8.2           Legal Existence and Good Standing.  The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence and good standing in the State of Delaware and its good standing and qualification to transact or do business in each jurisdiction in which the failure to so qualify or be in good standing would have a Material Adverse Effect.

8.3           Taxes.  The Company will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property or assets.

8.4           Covenant of the Company to Reserve Stock.  At all times prior to the earlier of (a) the conversion of this Note into Conversion Shares in accordance with the terms hereof or (b) the Maturity Date, the Company shall reserve, out of its authorized and unissued capital stock, an adequate number of Conversion Shares, and shares of common stock into which the Conversion Shares are convertible or exchangeable, such that the Conversion Shares and shares of common stock are immediately issuable upon conversion of this Note.  If at any time the number of authorized but unissued shares of capital stock shall not be sufficient to enable the conversion of this Note into Conversion Shares, and the shares of common stock into which the Conversion Shares are convertible or exchangeable, in accordance with the terms hereof, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of capital stock to such number of shares of capital stock as shall be sufficient for such purpose.

9.           Negative Covenants.  Without limiting the foregoing, the Company covenants and agrees that, subject to Section 9.9 below, it shall not, so long as this Note is outstanding, directly or indirectly do or cause, or propose to do or cause, any of the following without the prior written consent of Sunesis:

9.1           Charter Documents.  Cause or permit any amendment to its certificate of incorporation or bylaws, each as in effect on the date hereof, to the extent it could reasonably be expected to cause a material impairment of any rights of Sunesis under this Note;

9.2           Dividends; Changes in Capital Stock.  Declare or pay any cash dividends or dividends of property on, or make any other contributions (in cash or property) in respect of, any of its capital stock or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock (other than pursuant to repurchase rights of the Company that permit the Company to repurchase securities from the holders thereof at the original purchase price therefor in connection with the termination of services as an employee of or consultant to the Company);

9.3           Related Party Transactions.  Enter into or be a party to any transaction with any director, officer, employee, significant stockholder or family member of or consultant to any such person, corporation or other entity of which any such person beneficially owns 10% or more of the equity interest or has 10% or more of the voting power, or subsidiary or affiliate of the Company (a “Related Party Transaction”) except as previously approved by a majority of the independent members of the Company’s Board of Directors or if the Board of Directors has no independent members unanimously approved by all members.  Any Related Party Transaction shall be fair and reasonable to the Company and on terms no less favorable to the Company than those that could be obtained from unaffiliated third parties;

9.4           Subsidiaries.  Permit any subsidiary of the Company to take any action from which the Company would be prohibited pursuant to this Section, except in the case of Section 9.2 for intracompany transactions between the Company and its subsidiaries in the ordinary course of business;

9.5           Breach or Violate Note.  Take any action that could reasonably be expected to materially violate or breach, or result in a material violation or breach, of the Company’s obligations under this Note;

9.6           No Impairment.  Take any action that could reasonable be expected to deny Sunesis the anticipated benefits of the conversion rights provided in this Note in any material respect, or, if this Note is not so converted, the payment of any Principal Amount or accrued interest pursuant to the terms of this Note; or

9.7           General.  Authorize, commit to, agree to take, or permit to occur any of the foregoing actions.

9.8           Security Interest.  As security for the prompt and complete payment in full of the Principal Amount and interest due hereunder, the Company hereby grants to Sunesis a first priority security interest in the Sunesis LFA-1 Patents, the Sunesis LFA-1 Know-How, and any Products, and all proceeds and products thereof (collectively, the “Collateral”).  The Company represents, warrants and agrees that except for (a) the security interest granted hereunder or under any other Note issued by the Company to Sunesis, (b) the grant of licenses under the Collateral (or any portion thereof) to the Company’s Affiliates and third parties (including the grant of any option to acquire any such license) and the grant by the Company’s Affiliates and third parties of sublicenses under such licenses, (c) transfers of the Collateral to the Company's Affiliates, and (d) the grant by the Company to Sunesis of any rights or license under the Collateral (or any portion thereof) pursuant to the Assignment Agreement, the Company holds, and will continue to hold, the Collateral free and clear of all liens and encumbrances, and will not, while any Principal Amount or interest remain outstanding hereunder, create any lien or encumbrance of any kind whatsoever on the Collateral.  The Company agrees that it will assist Sunesis, at the request of Sunesis, in making such filings or taking such other actions (including, without limitation, the execution of such documents) as may be necessary or advisable for Sunesis to perfect its security interest hereunder (including, without limitation, executing such UCC financing statements as Sunesis requests).  In addition, Sunesis agrees that it will terminate or amend as appropriate the UCC financing statement filed in connection with the issuance of the Original Note to reflect necessary or advisable changes as a result of the amendment and restatement of the Original Note.  If the Company shall be in default of the terms of this Note, Sunesis shall have the rights and remedies of a secured party under the Uniform Commercial Code of California and any other applicable laws now or hereafter existing, all such rights and remedies being cumulative, not exclusive, and enforceable alternatively, successively or concurrently, at such time or times as Sunesis deems expedient.

9.9           Exclusions from Negative Covenants.  Notwithstanding the foregoing, the provisions of this Section 9 shall not prohibit (or require any consent from Sunesis with respect to) (i) an amendment of the Company's Certificate of Incorporation that is approved by the Company’s Board of Directors and stockholders in accordance with applicable law, (ii) the authorization, sale, or issuance of any equity or debt securities of the Company, including the entering into of any agreement relating to the borrowing of money or the leasing of equipment or any real or personal property, or (iii) a merger, acquisition, reorganization, sale of all or substantially all of the Company’s assets, grant of any exclusive or non-exclusive license (including the grant of any option to acquire any such license) or similar transaction involving the Company that is approved by the Company’s Board of Directors and stockholders in accordance with applicable law, provided that in no event shall the Company take any action that would directly and adversely affect or impair the legal obligation of the Company to repay the Principal Amount and accrued interest under this Note.

10.           Limitation on Actions by Sunesis;  Preservation of Licenses and Sublicenses.  Notwithstanding any provision of this Note, Sunesis covenants and warrants for the benefit of Company and any permitted assignee or licensee of any of the Collateral that, in conjunction with or after exercising its rights and remedies under this Note, Sunesis shall take the Collateral subject to any licenses and sublicenses granted or authorized by the Company and any options to acquire any such (sub)license, and that in no event shall any exercise of rights or remedies under this Note with respect to the Collateral terminate or otherwise interfere with the exercise by a licensee of any such license.

11.           Termination.  This Note shall terminate upon the earlier of (i) the payment in full of the Principal Amount and all accrued but unpaid interest or (ii) the conversion of the Note into Private Placement Stock in accordance with Article 3 hereof.

11.1           Termination of Security Interest in connection with Termination of Note.  On such termination of this Note, Sunesis agrees that its security interest in all of the Collateral shall automatically terminate and Sunesis hereby authorizes the Company and its counsel to execute and deliver lien releases, including the filing of a Uniform Commercial Code financing statement amendment, to evidence the termination of such security interest.

11.2           Termination of Security Interest in connection with certain Transactions.  On the Sale of the Company or Disposition of the Collateral that results in proceeds to the Company in the amount of at least the then-outstanding principal amount and accrued interest under the Notes, Sunesis agrees that its security interest in the Collateral shall automatically terminate and Sunesis hereby authorizes the Company and its counsel to execute and deliver lien releases, including the filing of a Uniform Commercial Code financing statement amendment, to evidence the termination of such security interest; provided, however, that notwithstanding the foregoing in this Section 11.2, Sunesis shall retain a security interest in the Company’s proceeds from a Sale of the Company or Disposition of the Collateral that are equal to the then outstanding principal amount and accrued interest under the Notes (including any interest that may accrue after the date of such event).

12.           Independent Obligations.  The Company agrees and acknowledges that each covenant contained in Sections 8, 9 and 10 constitutes an independent obligation of the Company, not qualified by any other clause, and shall be deemed to be cumulative.

13.           Waiver of Presentment, Etc.  The Company hereby, to the fullest extent permitted by applicable law, waives presentment, demand, notice, protest, and all other demands and notices in connection with delivery, acceptance, performance, default, acceleration or enforcement of or under this Note.

14.           Assignment.  This Note may not be assigned or otherwise transferred, nor may any right or obligations under this Note be assigned or transferred by either Party without the consent of the other Party; provided, however, that either Sunesis or the Company may, without such consent, assign this Note and its rights and obligations hereunder to an Affiliate or in connection with the transfer or sale of all or substantially all of its assets or business, or in the event of its merger or consolidation or change in control or similar transaction.  Any permitted assignee shall assume all obligations of its assignor under this Note.  Any purported assignment by a Party in violation of this Note shall be void.

15.           Notices.  Any notice, consent or report required or permitted to be given or made under this Note by one Party to the other Party shall be in English and in writing, delivered personally or by facsimile (receipt verified and a copy promptly sent by personal delivery, U.S. first class mail or express courier providing evidence of receipt, postage prepaid (where applicable)), or by U.S. first class mail or express courier providing evidence of receipt, postage prepaid (where applicable), at the following address for a Party (or such other address for a Party as may be specified by like notice):

To Sunesis:

Sunesis Pharmaceuticals, Inc.
395 Oyster Point Boulevard, Suite 400
South San Francisco CA 94080
Attention: Erik Bjerkholt
Facsimile: 650-266-3506
Phone: 650-266-3700

To SARcode:

SARcode Corporation
343 Sansome Street
Suite 505
San Francisco, CA 94104
Attention: CEO
Facsimile: 415-217-8887
Phone: 510-914-1896

All such notices, consents or reports shall be effective upon receipt.

16.           Applicable Law.  This Note shall be governed by and construed in accordance with the laws of State of California, without regard to the conflicts of law principles thereof.

17.           Dispute Resolution.

(a)           Referral to Senior Management.  The Parties agree to attempt initially to solve any dispute, claim or controversy arising under, out of, or in connection with this Note (a “Dispute”) by conducting good faith negotiations.  Any Dispute which cannot be resolved by good faith negotiation within twenty (20) business days (or as otherwise specified in this Note), shall be referred, by written notice from either Party to the other, to the Chief Executive Officer, or authorized representative designated by the Chief Executive Officer, of each Party.  Such Chief Executive Officers (or their respective designees) shall negotiate in good faith to resolve such Dispute through discussions promptly following such written notice, and in any event within fifteen (15) business days thereafter.  If the Chief Executive Officers of the Parties (or their respective designees) are unable to resolve the Dispute within thirty (30) business days, either Party may, by written notice to the other Party, invoke the provisions of Section 17(b).

(b)           Arbitration.  Except as otherwise expressly provided in this Section 17, the Parties agree that if they are unable to resolve any Dispute after referral to senior management as set forth in Section 17(a) above, such Dispute may, upon written notice of either Party to the other, be referred for resolution by final, binding arbitration in accordance with the provisions of this Section 17.  The arbitration shall be conducted by the Judicial Arbitration and Mediation Services, Inc. (or any successor entity thereto) (“JAMS”) under its rules of arbitration then in effect, except as modified in this Note.  The arbitration shall be conducted in the English language, by a single arbitrator.  The arbitrator shall engage an independent expert with experience in the subject matter of the Dispute to advise the arbitrator.  The Parties and the arbitrator shall use all reasonable efforts to complete any such arbitration within six (6) months from the issuance of notice of a referral of the Dispute to arbitration, unless a Party can demonstrate to the arbitrator that the complexity of the issues or other reasons warrant the extension of such six (6) month period.  Unless otherwise mutually agreed upon by the Parties, the arbitration proceedings shall be conducted in San Francisco, California.  The arbitrator shall determine what discovery will be permitted, consistent with the goal of limiting the cost and time which the Parties must expend for discovery; provided that the arbitrator shall permit such discovery as he or she deems necessary to permit an equitable resolution of the Dispute.  The Parties agree that they shall share equally the cost of the arbitration filing and hearing fees, the cost of the independent expert retained by the arbitrator, and the cost of the arbitrator and administrative fees of JAMS.  Each Party shall bear its own costs and attorneys’ and witnesses' fees and associated costs and expenses.  Notwithstanding the foregoing, the Company will pay on demand all costs of collection, including all court costs and reasonable attorneys’ fees, paid or incurred by Sunesis in enforcing this Note after default.

(c)           Decisions of Arbitrator.  Within three (3) months of the conclusion of the arbitration, the arbitration decision shall be rendered in writing and must specifically state the arbitrator’s findings of facts as well as the reasons upon which the arbitrator’s decision is based.  The Parties agree that the decision of the arbitrator shall be the sole, exclusive and binding remedy between them regarding the Dispute presented to the arbitrator.  Any decision of the arbitrator may be entered in a court of competent jurisdiction for judicial recognition of the decision and an order of enforcement.  The arbitration proceedings and the decision of the arbitrator shall not be made public without the joint consent of the Parties and each Party shall maintain the confidentiality of such proceedings and decision unless each Party otherwise agrees in writing; provided that either Party may make such disclosures as are required to comply with applicable law (including disclosure to actual or potential investors).  Pending the establishment of the arbitral tribunal or pending the arbitral tribunal’s determination of the merits of any Dispute, either Party may seek appropriate interim or provisional relief from any court of competent jurisdiction as necessary to protect the rights or property of that Party.

18.           LIMITATION OF LIABILITY.  NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY PUNITIVE, SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES ARISING OUT OF THIS NOTE, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY.

19.           Interpretation.  The captions to the several Sections of this Note are not a part of this Note, but are included for convenience of reference and shall not affect its meaning or interpretation.  In this Note: (a) the word “including” shall be deemed to be followed by the phrase “without limitation” or like expression; (b) the singular shall include the plural and vice versa; and (c) masculine, feminine and neuter pronouns and expressions shall be interchangeable.

20.           Waiver; Amendment.  Except as otherwise expressly provided in this Note, any term of this Note may be waived only by a written instrument executed by a duly authorized representative of the Party waiving compliance.  The delay or failure of any Party at any time to require performance of any provision of this Note shall in no manner affect such Party’s rights at a later time to enforce the same.  This Note may be amended, and any term of this Note may be modified, only by a written instrument executed by a duly authorized representative of each Party.

21.           Counterparts.  This Note may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

22.           Binding Effect.  This Note shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns.

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In Witness Whereof, the Company has executed and delivered this Amended and Restated Convertible Secured Promissory Note as an instrument under seal as of the date first above written.

SARCODE CORPORATION.

By:

Name:

Title:

Acknowledged and Agreed:

SUNESIS PHARMACEUTICALS, INC.

By:

Name:

Title:

[Signature Page to Amended and Restated Convertible Secured Promissory Note]

Schedule A

List of Sunesis LFA-1 Patents

Country	Appln No.	Filed	Publn No.		Published	Patent No.	Granted	Status
US	60/372,672	15-Apr-02						Expired
US	60/390,527	21-Jun-02						Expired
US	60/462,640	14-Apr-03						Expired
US	60/517,535	5-Nov-03						Expired
US	60/560,517	8-Apr-04						Expired
US	10/982,463	5-Nov-04	2005-0267098		1-Dec-05	7,314,938	1-Jan-08	Granted
US	11/978,388	29-Oct-07	2008-0176896		24-Jul-08			Pending
US	11/934,049	1-Nov-07	2008-0182839		31-Jul-08			Pending
PCT	PCT/US04/36942	5-Nov-04	WO 2005/044817		19-May-05			Nat'l Phase
Australia	2004287875	5-Nov-04						Pending
Canada	2,544,678	5-Nov-04						Pending
China	0480039802.8	5-Nov-04	1902195	A	24-Jan-07			Pending
EPO	04810406.1	5-Nov-04	1682537		26-Jul-06			Pending
Hong Kong	07102904.4	19-Mar-07	1095815		18-May-07			Pending
India	1233/KOLNP	5-Nov-04						Pending
Japan	06-539668	5-Nov-04	2007-513081		24-May-07			Pending